Exhibit 99.1

Investor Contact:

John Mills

Partner

ICR

646-277-1254

Limoneira Provides Fiscal Year 2017 Business Update and Initial Fiscal Year 2018 Financial Guidance

-Company Expects to Achieve Record Revenue and Operating Income in Fiscal Year 2017-

-Recent December 2017 Wildfires Caused Minimal Damage to Company Properties-

-Company Expects to Generate Fiscal Year 2018 Earnings Per Diluted Share to be in the Range $0.55 to $0.65-

Santa Paula, CA., December 12, 2017 – Limoneira Company (the “Company” or “Limoneira”) (NASDAQ: LMNR), a leading global agribusiness with prime agricultural land and operations, real estate and water rights in California, Arizona and Chile today announced business and guidance update for its fiscal year ending October 31, 2017 and provided initial earnings per diluted share guidance for fiscal year ending October 31, 2018.

Fiscal Year 2017 Business Update and Initial Fiscal Year 2018 Guidance

Excessive heat in the Arizona desert slowed fruit sizing during the Company’s fourth quarter of fiscal year 2017 which delayed timing of the lemon harvest for its desert crop near Yuma, Arizona until the first quarter of fiscal year 2018. In addition, fresh lemon prices were lower in October 2017 than previously anticipated, however, lemon prices for fiscal year 2017 are expected to be similar to previous estimates and prices have rebounded. Based on this information, the Company is updating its fiscal year 2017 guidance and providing initial fiscal year 2018 earnings per diluted share guidance.

For fiscal year 2017, the Company expects revenue of approximately $120 million, earnings per diluted share to be in the range of $0.40 to $0.44 per share, operating income to be in the range of $11.5 million to $12.0 million and EBITDA to be in the range of $18.6 million to $19.1 million.

For fiscal year 2018, the Company expects earnings per diluted share to be in the range of $0.55 to $0.65. In addition, the residential development, Harvest at Limoneira, broke ground on November 8, 2017, and the Company anticipates the lot sales process will begin in the spring of 2018, with the first closings estimated to begin in the first quarter of fiscal year 2019. The Company currently estimates approximately 632 units will be included in Phase 1 of the project.

December 2017 Southern California Wildfires

The Company is assessing potential property and crop damage caused by the December 2017 Southern California wildfires and related high winds. Initial indications are that the Company’s orchards did not suffer significant damage. Fourteen of the Company’s 265 farm-worker housing units were destroyed by the fire and a brief power outage occurred at the Company’s packinghouse. The Company currently does not expect the fire and wind damage to have a material impact on its results of operations, however, the farm-worker housing units are estimated to cost approximately $60,000 per unit to replace.

Alex Teague, Chief Operating Officer commented, “We are very thankful for the hundreds of firefighters that braved the fires to protect our properties as well as the properties of our friends and neighbors. We will know in the coming months if the fires affected our avocado or citrus crops for fiscal 2018. In addition, we do not believe the wildfires caused any long-term damage to our orchards.”

Management Comments

Harold Edwards, President and Chief Executive Officer, stated, “We believe we will achieve record revenue and operating profit in fiscal 2017 despite the delayed timing of our desert lemon harvest.  Our recent acquisitions, our expanded lemon planting efforts, our affiliated grower recruiting efforts, our new lemon packinghouse, our sales/marketing alliance with Suntreat for our oranges and specialty citrus and our focus on improving operating efficiencies have us very well positioned for continued growth in our operating results in fiscal year 2018.”

Mr. Edwards continued, “As we enter fiscal 2018, we are very excited about the overall strength of our agriculture business as well as our real estate venture, Harvest at Limoneira. This project involved years of thoughtful planning with our joint venture partner, the Lewis Group, and the commitment of city, county and state-wide officials. As we embark on this tremendous opportunity, we believe it will deliver strong cash flow and long-term value for our shareholders and the county of Ventura, CA.”

The Company will report its fourth quarter and fiscal year 2017 results on January 8, 2018.

About Limoneira Company

Limoneira Company, a 125-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon΄âra) is a dedicated sustainability company with 11,200 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona and Chile. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements, including earnings guidance for fiscal year 2017 and 2018, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira's current expectations about future events and can be identified by terms such as "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "strive to," and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira's SEC filings which are available on the SEC's website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

Due to significant depreciable assets associated with the nature of our operations and interest costs associated with our capital structure, management believes that earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which excludes impairments on real estate development assets when applicable, is an important measure to evaluate our Company’s results of operations between periods on a more comparable basis. Such measures are widely used by analysts, investors and lenders as well as by management in assessing our Company’s financial performance and business trends relating to our results of operations and financial condition. These measurements are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be construed as an alternative to reported results determined in accordance with GAAP. The non-GAAP information provided is unique to our Company and may not be consistent with methodologies used by other companies. With respect to our expectations under " Fiscal Year 2017 Business Update and Initial Fiscal Year 2018 Guidance " above, the Company has not provided a reconciliation of forward-looking non-GAAP measures, primarily due to variability and difficulty in making accurate forecasts and projections, as not all the information necessary for a quantitative reconciliation is available to the Company without unreasonable efforts.